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                                                                 Exhibit 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Platinum Software Corporation 1998 Nonqualified Stock Option Plan, of our reports dated July 29, 1998, with respect to the consolidated financial statements and schedule of Platinum Software Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



Orange County, California
November 18, 1998